Consent of Independent Registered Public Accounting Firm
---------------------------------------------------------

The board and shareholders
RiverSource Strategy Series, Inc.:
   RiverSource Equity Value Fund
   RiverSource Small Cap Advantage Fund
   RiverSource Small Cap Growth Fund

We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                      /s/   KPMG LLP
                                      --------------
                                            KPMG LLP


Minneapolis, Minnesota
May 24, 2006